                                                                    EXHIBIT 10.3



                    ---------------------------------------

                                     DATED:

                    ---------------------------------------


                              EMPLOYMENT AGREEMENT

                               - BY AND BETWEEN -

                            SOUTHMARK SAN JUAN, INC.
                                  ("Employer")

                                    - AND -

                                RICHARD E. ABATI
                                  ("Employee")


                    ---------------------------------------

                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of December, 1995, by and between Southmark San Juan, Inc. ("Employer") and Richard E. Abati ("Employee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Employer is a corporation duly organized and existing under the laws of the State of Texas, maintains its principal place of business at 13455 Noel Road, Dallas, Texas 75240 and is engaged in the business of owning a casino/hotel complex in San Juan, Puerto Rico; and,

     WHEREAS, in furtherance of its business, Employer has need of qualified, experienced personnel; and,

     WHEREAS, Employee is an adult individual residing at the Sands Hotel, San Juan, Puerto Rico; and,

     WHEREAS, Employee has represented and warranted to Employer that Employee possess sufficient qualifications and expertise in order to fulfill the terms of the employment stated in this Agreement; and,

     WHEREAS, Employer is willing to employ Employee, and Employee is desirous of accepting employment from Employer under the terms and pursuant to the conditions set forth herein:

     NOW, THEREFORE, for and in consideration of the foregoing recitals, and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, Employer and Employee do hereby covenant and agree as follows:

     1.   DEFINITIONS.  As used in this Agreement, the words
          -----------
and terms hereinafter defined have the respective meanings ascribed to them herein, unless a different meaning clearly appears from the context:

           (a) "Cause" - means
                -----
               (i) the conviction of Employee of a felony by a court of competent jurisdiction,
               (ii) the indictment of Employee by a state or federal grand jury of competent jurisdiction for embezzlement or misappropriation of Employer's funds or for any act of dishonesty or lack of fidelity towards Employer,
               (iii) a decree of a court of competent jurisdiction that Employee is not mentally competent to handle his own affairs,
               (iv) the written confession by Employee of any act of dishonesty towards Employer or any embezzlement or misappropriation of Employer's funds,
               (v) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued to the benefit of Employer reimbursing Employee for a loss due to the wrongful act or wrongful omission to act of Employee (the occurrence of which shall cause Employee to be indebted to Employer for the greater of either (A) the loss incurred by Employer or (B) the sums paid by Employer to Employee pursuant to this agreement),
               (vi) Employee's breach of the restrictive covenant set forth in Paragraph 10 of this Agreement, provided, however, that Employee's
                                          --------  -------
          disability due to illness or accident or any other mental or physical incapacity shall not constitute "Cause" as defined herein.

          (b) "Complete Disability" - means the inability of Employee, due to
               -------------------
          illness or accident or other mental or physical incapacity, to perform his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of five hundred (500) consecutive calendar days, such "Complete Disability" to become effective upon the expiration of such one hundred eightieth (180th) day.

          (c)  "Effective Date" - means the date first above written.
                --------------

          (d)  "Employee" - means Employee as earlier defined in this Agreement.
                --------

          (e)  "Employer" - means Employer as earlier defined in this Agreement.
                --------
                                       2
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          (f) "Employer's Affiliates" - means any parent, subsidiary or
               ---------------------
          affiliated corporation or other legal entity of Employer.

          (g) "Prior Employment" - means any prior employment Employee has had
               ----------------
          with either Employer or Employer's Affiliates.

          2.  PRIOR EMPLOYMENT.  This Agreement supersedes and replaces any and
              ----------------
all prior employment agreements, whether written or oral, by and between Employee, on the one side, and Employer or Employer's Affiliates, on the other side. From and after effective date, Employee shall be the employee of Employer under the terms and pursuant to the conditions set forth in this Agreement.

          3.   BASIC EMPLOYMENT AGREEMENT.    Subject to the terms and pursuant
               --------------------------
to the conditions hereinafter set forth, Employer hereby employs Employee during the Term of this Agreement (as hereinafter defined) to serve in a managerial or executive capacity, under a title and with such duties not inconsistent with those set forth in Paragraph 4 of this Agreement, as the same may be modified and/or assigned to Employee by Employer form time to time. Notwithstanding the foregoing, Employer and Employee hereby covenant and agree that, in the absence of mutual consent of both Employer and Employee, Employee shall not be assigned duties by Employer which would require that Employee maintain his principal place of residence or primary place of employment outside of the greater metropolitan area of San Juan, Puerto Rico.

     4.  DUTIES OF EMPLOYEE. Employee shall perform such duties assigned to
         ------------------
Employee by Employer as are generally associated with the duties of Vice President-General Manager or such similar duties as may be assigned to Employee as Employer may determine (the "Position"), including, but not limited to, (i) the efficient and continuous operation of Employer, (ii) the preparation of relevant budgets and allocation of relevant funds, (iii) the selection and delegation of duties and responsibilities of subordinates, (iv) the direction, review and oversight of all programs under Employee's supervision, and (v) such other and further duties specifically related to such duties as assigned by Employer to Employee. Notwithstanding anything express or implied herein to the contrary, Employee shall devote such time to Employer's Affiliates as required by Employer, provided such duties are not inconsistent with Employee's primary duties to Employer hereunder.

     5.  ACCEPTANCE OF EMPLOYMENT.  Employee hereby unconditionally accepts the
         ------------------------
employment set forth hereunder the terms and pursuant to the conditions set forth in this Agreement. Employee hereby covenants and agrees that, during the Term of this Agreement, Employee will devote the whole of his normal and customary working time and best efforts solely to the performance of Employee's duties under this Agreement.

     6.  TERM.  The initial term of This Agreement (the "Initial Term" ) shall
         ----
commence as of the Effective Date of this Agreement and shall expire on November 30, 1997 unless sooner terminated as provided in this Agreement. The initial term of this Agreement shall be automatically extended for additional terms of one (1) year (the "Renewal Term") commencing as of the expiration of the preceding Initial Term or Renewal Term, as the case may be, unless either (i) sooner terminated as provided in this Agreement, or (iii) terminated by Employee upon prior written notice to Employer at least one hundred eighty (180) days prior to expiration of the then current term, or (iii) terminated by Employer upon written notice to Employee at least one hundred eighty (180) days prior to expiration of then current term. For purposes of this Agreement, both the Initial Term and the Renewal Term(s), if any, shall be deemed the "Term" of this Agreement.

     7.   SPECIAL TERMINATION PROVISIONS.  Notwithstanding the  provisions of
          ------------------------------
Paragraph 6 of this Agreement, this Agreement shall terminate upon the occurrence of any of the following events:

          (a)  the death of Employee;

          (b) the giving of written notice from Employer to Employee of the termination of this Agreement upon the Complete Disability of Employee;

          (c) the giving of written notice by the Employer to Employee of the termination of this Agreement upon the discharge of Employee for Charge;

          (d) the giving of written notice by Employee to Employer upon a material breach of this Agreement by Employer, which material breach remains uncured for a period of thirty (30) days after giving such notice;

          (e) the giving of written notice by Employer to Employee upon a material breach of this Agreement by Employee, which material breach remains uncured for a period of ten (10) days after the giving of such notice (For purposes of Paragraph 7(e) hereof, "material breach" shall mean an act or omission, not specified in the definition of "cause" set forth in Paragraph 1(a) above, the occurrence of which would lead a reasonable prudent employer to terminate the employment of the offending party, were the offending party to possess a comparable position, service record and experience as Employee); and/or

          (f) without Cause and for any reason upon the giving of thirty (30) days prior written notice by Employer to Employee, provided that compensation shall continue as specified in Paragraph 8(d) below.

     8.   COMPENSATION TO EMPLOYEE.   For and in complete consideration of
          ------------------------
Employee's full and faithful performance of his duties under this agreement, Employer hereby covenants and agrees to pay Employee, and Employee hereby covenants and agrees to accept from Employer, the following items of compensation:

     (a)  Base Salary. Employer hereby covenants and agrees to pay to
          -----------
Employee, and Employee hereby covenants and agrees to accept from Employer, a base salary of one hundred fifty-five thousand and NO/100 ($155,250) per annum, payable in such installments as shall be convenient to Employer (the "Base Salary"). Such Base Salary shall be subject to adjustment as provided in Paragraph 8(b) below. Such Base Salary shall be exclusive of and in addition to any other benefits which Employer, in its discretion, may make available to Employee.

     (b)  Base Salary Adjustment.  The Base Salary during the Term of this
          ----------------------
Agreement shall be adjusted (the "Base Salary Adjustment") as of the 1st day of December of each calendar year during such Term commencing on December 1, 1996 (each, an "Adjustment Date"), in accordance with the following formula:

       Adjusted Base Salary = [Base Salary] x [(CPI-Comparison Period)/
                              (CPI-Base Period)]

In connection with such formula, the following definitions shall apply:

    (i) The term "Adjusted Base Salary" shall mean each amount computed as provided above and shall constitute the Base Salary under this Agreement from the applicable Adjustment Date until the next Base Salary Adjustment. In no event shall any adjustment made pursuant to this Paragraph 8(b) or any decrease in the CPI from the CPI-Base Period ever result in a decrease in the Adjusted Base Salary for any calendar year below the Base Salary.

    (ii)  The term "Base Salary" shall mean $155,250.

    (iii) The term "Bureau" shall mean the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency of the United States that shall issue the indexes and data referred to in subparagraph (iv) below. In the event that (w) the Bureau ceases to use the 1982-1984 average of 100 as the basis of calculations, or (x) a substantial changes is made in the number or character of "market basket" items used in determining the CPI, or (y) Employer and Employee mutually agree in writing that the CPI does not accurately reflect the purchasing power of the dollar, or (z) the CPI shall be discontinued for any reason, the Bureau shall be requested to furnish a new index comparable to the CPI together with information which will make possible the conversion to the new index in computing the Adjusted Base Salary.

    (iv) The term "CPI" shall mean the Consumer Price Index for all Urban Consumers (CPI-U) for the United States of America: All items (1982-1984=100) issued by the Bureau.

    (c)   Employee Benefit Plans.  Employer hereby covenants and agrees that
          ----------------------
it shall include Employee, if otherwise eligible, in any company life insurance plans, medical and/or hospitalization plans, and/or any and all other benefit plans (excluding any present or future profit sharing plans, retirement plans or stock option plans of Employer or any of its subsidiaries or affiliates which may be placed in effect by Employer during the Term of this Agreement.

     (d)  Termination Pursuant to Paragraph 7(f).  If the employment of
          --------------------------------------
Employee is terminated pursuant to Paragraph 7(f) above, Employee shall be entitled to receive (i) all Base Salary, as adjusted, until the expiration of the Term of this Agreement, and (ii) all benefits (if any) under the Plan (as hereinafter defined) until the expiration of the Term of this Agreement (collectively, the "Paragraph 8(d) Amounts"), as and when Employee would have received such amounts if this Agreement had not been terminated as provided above.

     (e)  Transportation.   Employer shall furnish to Employee an automobile
          --------------
with insurance, maintenance and fuel expenses provided by Employer.

     (f)  Housing. Employer shall provide Employee with live-in hotel
          -------
accommodations for Employee and Employee's immediate family, at no cost, in a two bedroom suite at the Sands Hotel, San Juan, Puerto Rico and complimentary food and beverage within the hotel for Employee and Employee's immediate family.

     (g)  Expenses Reimbursement.  During the Term of this Agreement, Employer
          ----------------------
shall either pay directly or reimburse Employee for Employee's reasonable expenses incurred for the benefit of Employer in accordance with Employer's general policy regarding reimbursement, as the same may be amended, modified or changed from time to time. Such reimbursable expenses shall include, but are not limited to, reasonable entertainment and promotional expenses, gift and travel expenses, dues and expenses of membership in clubs, professional societies and fraternal organizations, and the like.

     (h)  Vacations and Holidays.  Commencing as of the Effective Data of this
          ----------------------
Agreement, Employee shall be entitled to (i) annual paid vacation leave in accordance with Employer's standard policy therefore, to be taken at such times as selected by Employee and approved by Employer, and (ii) paid holidays as mandated under the laws of Puerto Rico (or, at Employer's option, an equivalent number of paid days off).

     10.  CONFIDENTIALITY.  Employee hereby warrants, covenants and agrees that,
          ---------------
without the prior written approval of Employer, Employee shall hold in the strictest confidence, and shall not disclose to any person, firm, corporation or other entity, any and all of Employer's confidential data, including but not limited to (i) information or other documents concerning

Employer's business, customers or suppliers, (ii) Employer's marketing methods, files and credit and collection techniques and files, and (iii) Employer's trade secrets and other "know how" or information not of a public nature, regardless of how such information came to the custody of Employee. The warranty, covenant and agreement set forth in this Paragraph 10 shall not expire, shall survive this Agreement and shall be binding upon Employee without regard to the passage of time or other events.

     10.  RESTRICTIVE COVENANT.   Employee hereby covenants and agrees that,
          --------------------
during the Term of this Agreement (or until [November 30, 1997], if Employer terminates Employee pursuant to Paragraph 7(f) above and is paying to Employee the Paragraph 8(d) Amounts pursuant to Paragraph 8(d) above), Employee shall not directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, shareholder of a closely held corporation or shareholder in excess of five (5%) per cent of a publicly traded corporation, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the principal business activity of Employer or Employer's Affiliates. Employee hereby further covenants and agrees that the restrictive covenant contained in this Paragraph 10 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of Employer, and imposes no undue hardship on Employee, and is not injurious to the public.

     11.  BEST EVIDENCE.  This Agreement shall be executed in original and
          -------------
"Xerox" or photostatic copies and each copy bearing original signatures in ink shall be deemed original.

     12.  SUCCESSION.  This Agreement shall be binding upon and inure to
          ----------
the benefit of Employer and Employee and their respective permitted successors and assigns.

     13.  ASSIGNMENT.  Employee shall not assign this Agreement or
          ----------
delegate his duties hereunder without the express prior written consent of Employer thereto. Any purported assignment by Employee in violation of this Paragraph 13 shall be null and void and of no force or effect. Employer shall have the right to assign this Agreement freely.

     14.  AMENDMENT OR MODIFICATION.  This Agreement may not be amended,
          -------------------------
modified, changed or altered except by a writing signed by both Employer and Employee.

     15.  GOVERNING LAW.    This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Texas in effect on the Effective Date of this Agreement.

     16.  NOTICES. Any and all notices required under this Agreement shall be
          -------
in writing and shall be either hand-delivered or mailed, certified mail, return receipt requested, addressed to:

EMPLOYER:            Southmark San Juan, Inc.
--------             Attn:  William D. Pratt
                     Two Galleria Tower
                     13455 Noel Road, LB 48
                     Suite 2200
                     Dallas, Texas  75240

TO EMPLOYEE:         Richard E. Abati
-----------          c/o Sands Hotel and Casino
                     Isla Verde Road 187
                     San Juan, Puerto Rico  00913

All notices hand-delivered shall be deemed delivered as of the date actually delivered. All notices mailed shall be deemed delivered as of three (3) business days after the date postmarked. Any changes in any of the addresses listed herein shall be made by notice as provided in this Paragraph 16.

     17.  INTERPRETATION.   The preamble recitals to this Agreement are
          --------------
incorporated into and made a part of this Agreement; titles of paragraphs are for convenience and are not to be considered part of this Agreement.

     18.  SEVERABILITY.     In the event any one or more provisions of this
          ------------
Agreement is declared judicially void or otherwise unenforceable, the remainder of this Agreement shall survive and such provision(s) shall be deemed modified or amended so as to fulfill the intent of the parties hereto.

     19.  DISPUTE RESOLUTION.     Except for equitable actions seeking to
          ------------------
enforce the provisions of Paragraphs 9 and 10 of this Agreement, jurisdiction and venue for which is hereby granted the State District Court of Texas sitting in Dallas County, Texas, any and all claims, disputes, or controversies arising between parties hereto regarding any of the terms of this Agreement or breach thereof, on the written demand of either of the parties hereto, shall be submitted to and be determined by final and binding arbitration held in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable in any court of competent jurisdiction.

     20.  WAIVER.  None of the terms of this Agreement, including this
          ------
Paragraph 20, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

     21.  PAROL.   This Agreement constitutes the entire agreement between
          -----
Employer and Employee with respect to the subject matter hereto and this Agreement supersedes any prior understandings, agreements or undertakings by and between Employer and Employee with respect to the subject matter hereof.

     IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

                                EMPLOYER:

ATTEST:                         Southmark San Juan, Inc.



  /s/ William D. Pratt          By:   /s/  Edward T. Pratt, III
--------------------------         --------------------------------------------
Secretary                                  Edward T. Pratt, III
                                           Chairman


WITNESS:                        EMPLOYEE:



  /s/ John C. Hull                    /s/   Richard E. Abati
--------------------------         --------------------------------------------
                                   Richard E. Abati


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